EXHIBIT 12
                              FORMICA CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        (in millions, except ratio data)

                                 Three-months ended            Six-months ended
                                      June 30,                     June 30,
                                 ------------------            -----------------
                                  2000        1999              2000       1999
                                 ------      ------            ------     ------
Loss from continuing operations
     before income taxes per
     statement of operations     (14.3)       (3.6)            (31.1)     (13.1)
Add:
Portion of rents representative
     of the interest factor        0.6         0.6               1.2        1.2
Interest on indebtedness and
     amortization of debt expense 12.1         8.6              22.1       19.0
                                 -----       -----             -----      -----
Income as adjusted                (1.6)        5.6              (7.8)       7.1
                                 =====       =====             =====      =====

Fixed Charges:
Interest on indebtedness and
     amortization of debt
     expense (1)                  12.1         8.6              22.1       19.0
                                 -----       -----             -----      -----
Capitalized interest (2)            --          --                --         --
                                 -----       -----             -----      -----
Rents                              1.8         1.8               3.6        3.6
                                 -----       -----             -----      -----
Portion of rents representative
     of the interest factor (3)    0.6         0.6               1.2        1.2
                                 -----       -----             -----      -----
Fixed Charges (1) + (2) + (3)     14.5        11.0              26.9       23.8
                                 =====       =====             =====      =====
Ratio of earnings to fixed
     charges                        --        0.51                --       0.30
                                 =====       =====             =====      =====